UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-------------------------

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 29, 2006
(Date of earliest event reported)

vFINANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11454-03	58-1974423
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

3010 North Military Trail
Suite 300
Boca Raton, Florida 33431
(Address of Principal Executive Offices)

(561) 981-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 29, 2006, vFinance, Inc. (the “Company”) and Mr. Mahoney entered into a Resignation Agreement (the "Resignation Agreement"), pursuant to which Mr. Mahoney resigned from his positions as the Chairman of the Company’s Board of Directors and Chief Operating Officer effective January 3, 2007. In accordance with the Resignation Agreement, the Company has agreed to pay to Mr. Mahoney, upon a “Change in Control” (as defined in the Resignation Agreement) anytime from January 3, 2007 up to and including January 3, 2010 an amount equal to: (a) twice the sum of Mr. Mahoney’s highest annual base salary during his employment with the Company, and (b) twice the greater of (i) the highest bonus, incentive or other compensation payment actually received by Mr. Mahoney during the three years preceding the “Change in Control” and (ii) the highest bonus, incentive or other compensation payment Mr. Mahoney was entitled to receive during the three years preceding the “Change in Control.” In the event of a “Change in Control,” all stock options, warrants, stock appreciation rights and other similar securities held by Mr. Mahoney will become immediately and fully vested.

In connection with Mr. Mahoney’s resignation, on December 29, 2006, the Company and Mr. Mahoney jointly terminated Mr. Mahoney's Amended and Restated Employment Agreement dated November 16, 2004, which termination was effective January 3, 2007.

Pursuant to his employment agreement, Mr. Mahoney received an annual base salary of $283,394 and was entitled to bonus or incentive compensation as determined by the Company’s Board of Directors based on his performance, the Company’s performance and other factors. The employment agreement provided that if the Company terminated Mr. Mahoney other than for cause or upon death or disability, or if Mr. Mahoney voluntarily terminated his employment due to an adverse change in duties, a reduction in compensation or benefits or the relocation of the Company’s principal offices (collectively a “Triggering Event”), the Company would have been required to pay Mr. Mahoney (a) two times his highest annual base salary in one lump sum, and (b) twice the greater of (i) the highest bonus, incentive or other compensation payment actually received by Mr. Mahoney during the three years preceding the Triggering Event and (ii) the highest bonus, incentive or other compensation payment Mr. Mahoney was entitled to receive during the three years preceding the Triggering Event. The Company would have also been required to provide Mr. Mahoney up to two years of other employee benefits.

The termination of the employment agreement prior to the expiration of its term will not cause the Company to incur any early termination penalties of any kind, and all post-employment matters between the Company and Mr. Mahoney are governed by the Resignation Agreement.

Effective upon Mr. Mahoney's resignation, Mr. Sokolow, age 50, assumed the position of Chairman of the Company’s Board of Directors. Mr. Sokolow will continue to serve as the Company’s Chief Executive Officer. Mr. Sokolow, co-founder of the Company with Mr. Mahoney, has been one of the Company's directors since November 8, 1997, the Chief Executive Officer since November 8, 1999, and was President from January 5, 2001 to January 3, 2007.

In connection with Mr. Mahoney’s departure, Messrs. Mahoney and Sokolow entered into a voting agreement dated December 29, 2006 (the “Voting Agreement”). The Voting Agreement provides that as long as either party owns 1,000,000 shares of the Company’s common stock, as adjusted for stock splits and other recapitalizations, each party will vote for the other party or his designee to serve on the Company’s Board of Directors.

On December 29, 2006, the Company and Mr. Sokolow entered into an amendment to Mr. Sokolow's Employment Agreement dated November 16, 2004 and as previously amended on May 12, 2006. Under the amended Employment Agreement, Mr. Sokolow will serve as the Chairman of the Company’s Board of Directors and Chief Executive Officer. Mr. Sokolow’s base salary has been increased from $343,511 per annum to $396,750 per annum, subject to an annual increase based on the reported cost of living adjustment beginning January 1, 2008. None of the other terms of Mr. Sokolow's Employment Agreement were modified in any material respect.

In addition, on December 29, 2006, in recognition of Mr. Sokolow’s additional responsibilities, the Company granted to Mr. Sokolow five-year options to purchase 2,000,000 shares of the Company's common stock at an exercise price of $0.21 per share, of which 500,000 options vest on December 29, 2007, and 500,000 options vest each subsequent anniversary thereafter. Upon the acquisition by any individual, group or entity of more than 50% of the issued and outstanding shares of the Company's common stock, Mr. Sokolow’s options will vest immediately.

On December 29, 2006, the Company’s Board of Directors approved bonuses to Leonard J. Sokolow and Timothy E. Mahoney in the amount of $170,000 and $136,000, respectively, for services performed during 2006. Such bonuses shall be paid in 2007 in equal amounts of 25% of such bonuses by the end of each calendar quarter or in such greater amounts as determined by the Company’s Board of Directors.

On December 29, 2006, the Company elected Charles R. Modica, age 59, to the Company’s Board of Directors as of January 3, 2007. Mr. Modica has served as Chairman of the Board of Trustees and Chancellor of St. George’s University located in Grenada, West Indies, since co-founding the university as a School of Medicine in 1976. He has served on the Board of Trustees of Barry University, Miami, Florida, since 1983, and as Chairman of such Board of Trustees of Barry University from 1997 to 2001. Additionally, he served on the Board of Trustees of Rosarian Academy, West Palm Beach, Florida from 1995 to 2001, and as Chairman of such Board of Trustees from 1998 to 2001. Mr. Modica also has served on the Board of Trustees of WXEL Public Radio and Television in Florida since 1998.  Mr. Modica received his B.S. degree in Biology from Bethany College in 1970 and his J.D. degree from the Delaware Law School in 1975.

On December 29, 2006, the Company appointed Alan B. Levin the Company’s Chief Financial Officer. Mr. Levin, age 43, served as the Interim Chief Financial Officer of the Company since July 2006 and Controller of the Company between June 2005 and July 2005. Prior to joining the Company, Mr. Levin served as Chief Financial Officer for United Capital Markets, Inc. from September 2000 to January 2005.

On December 29, 2006, in recognition of Mr. Levin’s performance and promotion, the Company also granted to Mr. Levin five-year options to purchase 500,000 shares of the Company's common stock at an exercise price of $0.21 per share, of which 125,000 options vest on December 29, 2007, and 125,000 options vest each subsequent anniversary thereafter. Upon the acquisition by any individual, group or entity of more than 50% of the issued and outstanding shares of the Company's common stock, Mr. Levin’s options will vest immediately.

Item 9.01  Financial Statements And Exhibits.

(c)	Exhibits.

10.1	Resignation Agreement dated December 29, 2006 by and between vFinance, Inc. and Timothy E. Mahoney.

10.2	Employment Agreement Amendment No. 2 dated December 29, 2006 by and between vFinance, Inc. and Leonard J. Sokolow.

10.3	Voting Agreement dated December 29, 2006 by and between Timothy E. Mahoney and Leonard J. Sokolow.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

vFINANCE, INC.

By:	/s/ Leonard J. Sokolow
Name: Leonard J. Sokolow
Title: Chief Executive Officer

Date: January 8, 2007

Exhibit Index

Exhibit No.	Description

10.1	Resignation Agreement dated December 29, 2006 by and between vFinance, Inc. and Timothy E. Mahoney.

10.2	Employment Agreement Amendment No. 2 dated December 29, 2006 by and between vFinance, Inc. and Leonard J. Sokolow.

10.3	Voting Agreement dated December 29, 2006 by and between Timothy E. Mahoney and Leonard J. Sokolow.